UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

CAMCO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Wheeling Avenue, Cambridge, Ohio 43725

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (740) 435-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holder.

(a)	On August 28, 2012, Camco Financial Corporation (“Camco”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on July 12, 2012, the voting record date, there were 7,468,087 shares of Camco common stock outstanding and entitled to vote. At the Annual Meeting, 5,859,950, or 78.5%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)	The following information is provided regarding the number of votes received on each matter presented at the Annual Meeting. Also included are the number of broker non-votes received. Broker non-votes represent shares that are held in street name, but for which the broker did not receive instructions from the beneficial owner on how to vote the shares. Broker non-votes are counted toward the establishment of a quorum and in certain routine voting matters such as the ratification of auditors.

(i)	Directors elected at the Annual Meeting for a three year term to expire at the 2015 Annual Meeting of Shareholders:

Number of Votes:

	For	Withheld	Broker Non-Votes
James D. Douglas	3,181,460	100,792	2,577,698
James E. Huston	3,105,017	177,235	2,577,698

Other directors whose term of office continued after the Annual Meeting:

Andrew S. Dix

Terry A. Feick

Edward D. Goodyear

Carson K. Miller

Jeffrey T. Tucker

J. Timothy Young

(ii)	With respect to the vote to ratify the selection of Plante & Moran, PLLC as Camco’s independent registered public accounting firm for the 2012 fiscal year:

Number of Votes:

For	Withheld	Broker Non-Votes	Abstain
5,698,001	70,859	N/A	97,090

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMCO FINANCIAL CORPORATION

	By:	/s/ James E. Huston
James E. Huston
Chief Executive Officer

Date: August 29, 2012